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EXHIBIT 11.1

STATEMENT REGARDING COMPUTATION OF PRO FORMA LOSS PER SHARE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                         YEAR         NINE MONTHS
                                                                         ENDED           ENDED
                                                                       31-DEC-96        30-SEP-97
                                                                      -----------      -----------
                                                                                       (UNAUDITED)
Actual Net Loss.........................................              $    16,950      $    10,993
Add: Preferred Dividends................................                    7,016            8,612
                                                                      -----------      -----------
Pro Forma Net Loss......................................              $    23,966      $    19,605
                                                                      -----------      -----------
                                                                      -----------      -----------

Pro Forma Shares Outstanding:

Common Stock, issued and outstanding....................               82,530,000       82,530,000
Shares assumed issuable related to
  conversion of Series A Preferred Stock................                6,988,850        6,988,850
Shares to be issued the proceeds from
  which will be used to pay accrued dividends
  at $19.00 per share...................................                  369,257          453,263
Stock options:
  Shares issuable related to stock options..............   1,084,680
  Less: Shares assumed repurchased at
    $19.00 per share....................................    (339,403)
                                                          ----------
Shares to be issued related to stock options............                  745,277          745,277
                                                                      -----------      -----------
Pro Forma Shares Outstanding............................               90,633,384       90,717,390
                                                                      -----------      -----------
                                                                      -----------      -----------
Pro Forma Net Loss Per Share............................                    $0.26            $0.22
                                                                      -----------      -----------
                                                                      -----------      -----------

Pro Forma Net Loss......................................              $    23,966       $   19,605
Less: Interest Expense..................................                   (1,692)          (2,422)
                                                                      -----------      -----------
Supplemental Pro Forma Net Loss.........................              $    22,274       $   17,183
                                                                      -----------      -----------
                                                                      -----------      -----------

Supplemental Pro Forma Shares Outstanding:

Pro Forma Shares Outstanding............................               90,633,384       90,717,390

Shares to be issued the proceeds from
  which will be used to pay notes payable,
  account payable and accrued interest
  at $19.00 per share...................................                2,153,526        2,153,526
                                                                      -----------      -----------
Supplemental Pro Forma Shares Outstanding...............               92,786,910       92,870,916
                                                                      -----------      -----------
                                                                      -----------      -----------
Supplemental Pro Forma Net Loss Per Share...............                    $0.24            $0.19
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